Exhibit 4.19

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

November 7, 2001

Congress Financial Corporation (Western)

251 South Lake Avenue, Suite 900

Pasadena, California 91101

Re:	Geologistics Americas Inc., Matrix International Services, Inc. (formerly GeoLogistics Services, Inc.), Air Freight Consolidators International, Inc. and LEP Fairs Inc.

Ladies and Gentlemen:

The undersigned (“Guarantor”) has previously executed that certain Guarantee and Security Agreement, dated March 23, 2000 (the “Original Guaranty”), in favor of Congress Financial Corporation (Western) (“Lender”), pursuant to which Guarantor has guaranteed the payment of all obligations of Geologistics Americas Inc. (“GLA”), Matrix International Logistics, Inc. (“MIL”), Bekins Worldwide Solutions, Inc. (“BWS”) and Bekins Van Lines, LLC (“BVL”, and together with GLA, MIL and BWS, the “Original Borrower”) to Lender arising under or in connection with that certain Loan and Security Agreement, dated March 23, 2000, among the Original Borrowers and Lender (as amended through the date hereof, the “Original Loan Agreement”), which guaranty is secured by a grant of security interest in all of Guarantor’s personal property as set forth therein as well as a pledge of the stock of LIW Holding Corp., a Delaware corporation, made by Guarantor in favor of Lender pursuant to that certain Stock Pledge Agreement, dated March 23, 2000 (the “Stock Pledge”).

BVL, BWS and Lender are parties to an Amended and Restated Loan and Security Agreement, of even date herewith (the “BVL/BWS Loan Agreement”), pursuant to which, among other things, Lender will continue to make loans and provide other financial accommodations to BVL and BWS.

GLA, MIL, Air Freight Consolidators International, Inc. and LEP Fairs Inc. (collectively, “Borrower”) and Lender are parties to an Amended and Restated Loan and Security Agreement, of even date herewith (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), pursuant to which, among other things, Lender will make, or continue to make, as the case may be, loans and provide other financial accommodations to Borrower, and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (except for the BVL/BWS Loan Agreement and any documents or agreements specifically related thereto), including, but not limited to, this Amended and Restated Guaranty and Security Agreement (this “Agreement”) and the Stock Pledge (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

Lender and Guarantor now wish to amend and restate the terms of the Original Guaranty under the terms and conditions contained in this Agreement.

1.                       Definitions. As used herein the following terms shall have the meanings stated (all terms used herein related to the attachment, perfection, priority or enforcement of the security interests granted hereby which are defined in Division 1 or Division 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement).

(a)                   “Accounts” shall mean all present and future rights of Guarantor to payment of a monetary obligation, whether or not earned by performance, which are not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred or (d) arising out of the use of a credit, charge or debit card along with all information contained on of for use with such card.

(b)                  “Collateral” shall have the meaning set forth in Section 3 hereof.

(c)                   “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender’s rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

(d)                  “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

(e)                   “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Guarantor and any bank at which any deposit account of Guarantor is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Guarantor and such other terms and conditions as Lender may require.

(f)                     “Equipment” shall mean all of Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

(g)                  “Event of Default” and “Events of Default” shall have the meanings set forth in Section 10(a) hereof.

(h)                  “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

(i)                      “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(j)                      “Information Certificate” shall mean the Information Certificate of Guarantor constituting Exhibit A hereto containing material information with respect to Guarantor, its business and assets provided by or on behalf of Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

(k)                   “Intellectual Property” shall mean all of Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

(1)                   “Inventory” shall mean all of Guarantor’s now owned and hereafter existing or acquired goods, whenever located, which (a) art leased by Guarantor as lessor, (b) are held by Guarantor for sale or lease or to be furnished under a contract of service, (c) are furnished by Guarantor under a contract of service or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

(m)                “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Guarantor and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of Guarantor and including such other terms and conditions as Lender may require.

(n)                  “Obligor” and “Obligors” shall have the meanings set forth in Section 4(a) hereof.

(o)                  “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; and (c) all payment intangibles of Guarantor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Guarantor or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Guarantor in connection with the termination of any employee benefit plan and any other amounts payable to Guarantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Guarantor is a beneficiary).

(p)                  “Records” shall mean all of Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Guarantor with respect to the foregoing maintained with or by any other person).

(q)                  “UCC” shall mean the Uniform Commercial Code as in effect in the State of California, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of California on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine.

2.                       Guaranty.

(a)                   Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”): (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under or in connection with the Loan Agreement and the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and (ii) all reasonable expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s obligations, liabilities and indebtedness as aforesaid to Lender, the rights of Lender in any collateral or under this Agreement and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships between Borrower, Guarantor or any other Obligor and Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or Guarantor under the United States Bankruptcy Code or any similar statute.

(b)                  This Agreement is a guaranty of payment and not of collection. Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower, Guarantor or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower or Guarantor) and in such order as Lender may elect.

(c)                   Payment by Guarantor shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantor shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Agreement is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender to Guarantor.

3.                       Grant and Perfection of Security Interest.

(a)                   Grant of Security Interest. To secure payment and performance of the Guaranteed Obligations, Guarantor hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all of its personal property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Guaranteed Obligations at any time granted to or held or acquired by Lender, the “Collateral”), including:

(i)                              all Accounts;

(ii)                           all general intangibles, including, without limitation, all Intellectual Property and all accounts owed to Guarantor by any of its Affiliates;

(iii)                        all Inventory and Equipment (collectively, “Goods”);

(iv)                       all chattel paper (including all tangible and electronic chattel paper);

(v)                          all instruments (including all promissory notes);

(vi)                       all documents;

(vii)                    all deposit accounts;

(viii)                 all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(ix)                         all supporting obligations and all present and future liens, security interests, rights remedies, title and interest in, to and in respect of Receivables and other Collateral, including: (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing. Receivables or other Collateral, including, returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(x)                            all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of Guarantor now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xi)                         to the extent not otherwise described above, all Receivables;

(xii)                      all Records; and

(xiii)                   all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Collateral.

(b)                  Perfection of Security Interest.

(i)                              Guarantor irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Guarantor as debtor, as Lender may require, and including any other information with respect to Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Guarantor hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Guarantor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Guarantor hereby authorizes Lender to adopt on behalf of Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Guarantor as debtor includes assets and properties of Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Guarantor as debtor.

(ii)                           Guarantor has no chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in Schedule 3(b)(ii) hereto. In the event that Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof other than the type described in Schedule 3(b)(ii) hereto, Guarantor shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Guarantor (including by any agent or representative), Guarantor shall deliver, or cause to be delivered to Lender, all such tangible chattel paper and instruments that Guarantor may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender’s option, Guarantor shall, or Lender may at any time on behalf of Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper] [instrument] is subject to the security interest of Congress Financial Corporation (Western) and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party.”

(iii)                        In the event that Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender’s request, Guarantor shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(iv)                       Guarantor has no deposit accounts as of the date hereof, except as set forth in the Information Certificate. Guarantor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days’ prior written notice of the intention of Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Guarantor shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this Section 3(b)(iv) shall not apply to deposit accounts (I) in existence as of the date hereof or (II) specifically and exclusively (a) used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Guarantor’s salaried employees or (b) containing funds received on or about the date hereof by Guarantor from the sale of its stock to funds managed by Questor Management Company, LLC.

(v)                          Guarantor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(vi)                       Except as set forth in Schedule 3(b)(iv), Guarantor is not the beneficiary of, or is otherwise directly entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof. In the event that Guarantor shall be entitled to or shall receive any direct right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Guarantor shall promptly notify Lender thereof in writing. Guarantor shall immediately, as Lender may specify, either (A) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Guarantor and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (B) cause Lender to become, at Guarantor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(vii)                    As of the date hereof, Guarantor has no commercial tort claims in which the amount claimed by the Guarantor is in excess of Two Hundred Fifty Thousand Dollars ($250,000). In the event that Guarantor shall at any time after the date hereof have any commercial tort claims in which the amount claimed by the Guarantor is in excess of Two Hundred Fifty Thousand Dollars ($250,000), Guarantor shall promptly notify Lender thereof in writing, which notice shall (A) set forth in reasonable detail the basis for and nature of such commercial tort claim and (B) include the express grant by Guarantor to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 3(b) hereof or otherwise arising by the execution Guarantor of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Guarantor shall promptly upon Lender’s request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

(viii)                 Guarantor does not have any Goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for Goods located in the United States in transit to a location of Guarantor permitted herein in the ordinary course of Guarantor’s business in the possession of the carrier transporting such Goods. In the event that any Goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender’s request, Guarantor shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and Guarantor.

(ix)                         Guarantor shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (A) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Guarantor’s signature thereon is required therefore, (B) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (C) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, and (D) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

4.                       Waivers and Consents.

(a)                   Notice of acceptance of this Agreement, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantor is entitled are hereby waived by Guarantor. Guarantor also waives notice of and hereby consents to (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), (iii) the exercise of, or refraining from the exercise of any rights against Borrower or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Lender under Section 363 of the United States Bankruptcy Code. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)                  No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Agreement, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Agreement, affect, impair or be a defense to this Agreement. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that Lender has not made any representations to Guarantor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantor of this Agreement and Guarantor is not in any respect relying upon Lender or any statements by Lender in connection with this Agreement.

(c)                   Until the indefeasible payment in full of the Guaranteed Obligations, Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lender by Guarantor hereunder and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

(d)                  Without limiting the generality of any other waiver or other provision set forth in this Agreement, in accordance with Section 2856 of the California Civil Code, Guarantor hereby irrevocably and unconditionally waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

(e)                   Without limiting the generality of any other waiver or other provision set forth in this Agreement, in accordance with Section 2856 of the California Civil Code, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things: (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower, and (ii) if Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(f)                     Without limiting the generality of any other waiver or other provision set forth in this Agreement, Guarantor hereby irrevocably and unconditionally waives and relinquishes, to the maximum extent such waiver or relinquishment is permitted by applicable law, any and all rights, claims and defenses arising directly or indirectly under Sections 2787 through 2855, inclusive, of the California Civil Code and Sections 580a, 580b, 580c, 580d and 726 of the California Code of Civil Procedure or any similar laws of any other jurisdiction.

5.                       Subordination. Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Lender as security for the Guaranteed Obligations.

6.                       Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantor for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes a Default or an Event of Default as defined below.

7.                       Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantor.

8.                       Representations and Warranties. Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

(a)                   Financial Statements; No Material Adverse Change. All financial statements relating to Guarantor and its direct or indirect subsidiaries which have been or may hereafter be delivered by Guarantor or any of its subsidiaries to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operations of Guarantor and its subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements so furnished, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Guarantor or any of its subsidiaries, since the date of the most recent audited financial statements so furnished.

(b)                  Name; State of Organization; Chief Executive Office; Collateral Locations.

(i)                                   The exact legal name of Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. Guarantor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(ii)                                Guarantor is an organization of the type, and organized in the jurisdiction, set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Guarantor or accurately state that Guarantor has none and accurately sets forth the federal employer identification number of Guarantor.

(iii)                             The chief executive office of Guarantor and Guarantor’s Records concerning Accounts are located only at the address identified as such in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Guarantor to establish new locations in accordance with Section 9(b) below. The Information Certificate correctly identifies any of such locations which are not owned by Guarantor and sets forth the owners and/or operators thereof.

(c)                   Accuracy and Completeness of Information. All information furnished by or on behalf of Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on all Schedules hereto, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or condition (financial or other) of Guarantor, which has not been fully and accurately disclosed to Lender in writing.

(d)                  Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Lender.

9.                       Affirmative and Negative Covenants.

(a)                   Maintenance of Existence.

(i)                                   Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals and authorizations necessary to carry on the business as presently or proposed to be conducted.

(ii)                                Guarantor shall not change its name unless each of the following conditions is satisfied: (A) Lender shall have received not less than thirty (30) days’ prior written notice from Guarantor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (B) Lender shall have received a copy of the amendment to the articles or certificate of formation or incorporation, as the case may be, of Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Guarantor as soon as it is available.

(iii)                             Guarantor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days’ prior written notice from Guarantor of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Guarantor shall not change its type of organization, jurisdiction of organization or other legal structure.

(b)                  New Collateral Locations. Guarantor may open any new location within the continental United States provided Guarantor: (i) gives Lender thirty (30) days prior written notice of the intended opening of any such new location; and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

(c)                   Costs and Expenses. Guarantor shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Guaranteed Obligations, Lender’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:

(i)                              all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

(ii)                           all costs ad expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports ad inspections, appraisal fees and search fees;

(iii)                        costs and expenses of preserving and protecting the Collateral;

(iv)                       costs and expenses paid or incurred in connection with obtaining payment of the Guaranteed Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and

(v)                            the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

10.                 Events of Default and Remedies.

(a)                   Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

(b)                  Remedies.

(i)                              At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Guarantor to collect the Guaranteed Obligations without prior recourse to any other Obligor or any of the Collateral.

(ii)                           Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation: (A) accelerate the payment of all Guaranteed Obligations and demand immediate payment thereof to Lender (provided that, upon the occurrence of any Event of Default described in Sections 10.1(i) and 10.1(j) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable); (B) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral; (C) require Guarantor, at Guarantor’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender; (D) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral; (E) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; and (F) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Guarantor, which right or equity of redemption is hereby expressly waived and released by Guarantor. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Guaranteed Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Guarantor waives the posting of any bond which might otherwise be required.

(iii)                        Without limiting any provision of this Agreement, Guarantor acknowledges that at any time or times that an Event of Default exists or has occurred and is continuing Lender shall have available to it and may exercise any and all rights under applicable law.

(iv)                       To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Guarantor acknowledges and agrees that it is not commercially unreasonable for Lender (A) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (B) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (C) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (D) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (E) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (F) to contact other persons, whether or not in the same business as Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (G) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (H) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (I) to dispose of assets in wholesale rather than retail markets, (J) to disclaim disposition warranties, (K) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (L) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Guarantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(v)                          For the purpose of enabling Lender to exercise the rights and remedies hereunder, Guarantor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Guarantor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(vi)                       Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Guaranteed Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Guarantor shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

11.                 Termination. This Agreement is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Agreement. Guarantor shall continue to be liable hereunder until the indefeasible payment in full of the Guaranteed Obligations. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of Lender or any obligations or duties of Guarantor under this Agreement with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantor or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have teen created, contracted, assumed or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Agreement the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Agreement may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

12.                 Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Guarantor shall be liable to pay to Lender the amount of any payments or proceeds surrendered or returned. This Section 12 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 12 shall survive the termination or revocation of this Agreement.

13.                 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to any amendments, as also signed by an authorized officer of Guarantor. Lender shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

14.                 Corporate Existence, Power and Authority. Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Lender hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Agreement: (a) are within the corporate powers of Guarantor, (b) have been duly authorized, (c) are not in contravention of law or the terms of the certificate of incorporation, by-laws, or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Guarantor other than under this Agreement and the other Financing Documents. This Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

15.                 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)                   The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between Guarantor and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California applicable to contracts made and to be performed in that State.

(b)                  Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in Los Angeles County, California, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor and Lender in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or Borrower and Lender or the conduct of any such persons in connection with this Agreement, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that nothing herein shall preclude Lender from bringing any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Guarantor to Lender or to otherwise enforce its rights against Guarantor or its property).

(c)                   GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d)                  Lender shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender (as determined pursuant to a final, non-appealable order of a court of competent jurisdiction).

16.                 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery, if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, upon one (1) business day after sending; and if by certified mail, with verification of delivery, upon such confirmed delivery date. All notices, requests and demands upon the parties are to be given to the addresses designated on the signature page hereto or to such other address as any party may designate by notice in accordance with this Section.

17.                 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

18.                 Entire Agreement. This Agreement represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

19.                 Successors and Assigns. This Agreement shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Guarantor shall not terminate this Agreement as to such entity or as to Guarantor.

20.                 Interpretive Provisions.

(a)                   All terms used herein related to the attachment, perfection, priority or enforcement of the security interests granted hereby which are defined in Division 1 or Division 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)                  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)                   All references to Guarantor and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for such person or any of its assets or such person in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

(d)                  The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)                   The word “including” when used in this Agreement shall mean “including, without limitation”.

(f)                     An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 13 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

(g)                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Guarantor most recently received by Lender prior to the date hereof.

(h)                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(i)                      Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(j)                      The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(k)                   This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(l)                      This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and counsel to Guarantor, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender’s involvement in their preparation.

21.                 Amended and Restated Agreement; Reference to and Effect on Financing Agreements. This Agreement amends and restates, in their entirety, the agreements among the parties hereto contained in the Original Guaranty. All other Financing Agreements to which Guarantor is a party, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantor to Lender, except that each reference in the Financing Agreements to the Original Guaranty (howsoever phrased), shall mean and be a reference to this Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

22.                 Estoppel. To induce Lender to enter into this Agreement and to continue to make advances to Borrower under the Loan Agreement, Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no Default or Event of Default and no right of offset,

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defense, counterclaim or objection in favor of Guarantor as against Lender with respect to the Guaranteed Obligations.

1N WITNESS WHEREOF, Guarantor and Lender have each executed and delivered this Agreement as of the day and year first above written.

GEOLOGIST1CS CORPORATION,
a Delaware corporation

By:	/s/ Janet Helvey
Name:	Janet Helvey
Title:	Vice President

Address For Notices

1251 East Dyer Road, Suite 250
Santa Ana, California 92705

CONGRESS FINANCIAL CORPORATION
(WESTERN),
a California corporation

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Vice President

Address For Notices

251 South Lake Avenue, Suite 900
Pasadena, California 91101